UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

RUSH ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

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Rush Enterprises, Inc.

555 IH 35 South

New Braunfels, TX 78130

Supplemental Information Regarding Proposal 2

(Approval of the Amendment and Restatement of the 2007 Long-Term Incentive Plan)

This additional proxy material is being filed to supplement the disclosure concerning the amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (the “2007 LTIP”) discussed in Proposal 2 of our Proxy Statement filed with the Securities and Exchange Commission on April 4, 2017, and as amended on May 1, 2017 (the “Proxy Statement”).

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal 2

Institutional Shareholder Services (“ISS”) has recommended that our shareholders vote against Proposal 2 due in part to the following key factors: (i) the plan contained a liberal change of control vesting risk, (ii) the plan’s cost was excessive, and (iii) the plan permitted liberal recycling of shares. See the amendment to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2017, for further information on the amendments that the Company recently made to the 2007 LTIP.

ISS calculated the potential cost of the 2007 LTIP using its proprietary shareholder value transfer (“SVT”) model. ISS’ SVT model considers, among other data points, (i) the number of new shares of common stock requested under the plan, (ii) the number of shares of common stock available for future awards under the plan, and (iii) the number of shares of common stock subject to awards outstanding under the plan.

In response to ISS’ additional information request, the table below provides current information (as of March 15, 2017) on (i) the number of shares of Class A and Class B Common Stock available for issuance under the 2007 LTIP, (ii) the number of Class A and Class B stock options and restricted stock units outstanding under the 2007 LTIP, (iii) the number of outstanding shares of Class A and Class B Common Stock, and (iv) the weighted average remaining term and exercise price of stock options issued and outstanding under the 2007 LTIP.

Number of Shares as of March 15, 2017
Shares of Class A Common Stock Available for Future Awards under the 2007 LTIP	385,348
Shares of Class B Common Stock Available for Future Awards under the 2007 LTIP	310,630
Outstanding Options to Purchase Class A Common Stock issued under the 2007 LTIP (Weighted Average Remaining Term: 6.5 years; Weighted Average Exercise Price: $23.50)	3,572,656
Outstanding Options to Purchase Class B Common Stock issued under the 2007 LTIP	0
Outstanding Restricted Stock Units (Class A Common Stock) issued under the 2007 LTIP	2,666
Outstanding Restricted Stock Units (Class B Common Stock) issued under the 2007 LTIP (All Time-Based Awards)	538,799

Outstanding Shares of Class A Common Stock	30,453,093
Outstanding Shares of Class B Common Stock	9,241,296

In addition to the 2007 LTIP, the Company maintains the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Option Plan (the “Director Plan”). There are 500,000 shares of Class A Common Stock authorized for issuance under the Director Plan. As of March 15, 2017, there are (i) 165,184 shares of Class A Common Stock remaining for issuance under the Director Plan, (ii) no shares of Class A Common Stock subject to outstanding stock options issued under the Director Plan, and (iii) no shares of Class A Common Stock subject to unvested awards of Class A restricted stock issued under the Director Plan. No additional awards have been issued under the Director Plan in 2017.